UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 16, 2014

ICF International, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33045	22-3661438
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

9300 Lee Highway, Fairfax, Virginia		22031
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (703) 934-3000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On May 16, 2014, ICF International, Inc. (the “Company” or “ICF”), ICF Consulting Group, Inc., its direct, wholly-owned subsidiary, and certain other ICF Entities (including each ICF Entity that has pledged all or substantially all of its assets as collateral for the Loan Agreement and any ICF Entity that becomes a Foreign Borrower) (collectively, the “Borrowers”), entered into a Fourth Amended and Restated Business Loan and Security Agreement with a group of lenders for which Citizens Bank of Pennsylvania, N.A. (“Citizens”), acted as Administrative Agent and RBS Citizens, N.A. and PNC Capital Markets, LLC, acted in the capacity of joint lead arrangers and joint book running managers (the “Loan Agreement”). The Loan Agreement governs ICF’s senior credit facility and it amends and restates the previous Third Amended and Restated Business Loan and Security Agreement, entered into on March 14, 2012, as amended on May 29, 2012 and July 31, 2013 (the “Third Amendment”). Capitalized terms not defined herein shall have the meaning set forth in the Loan Agreement.

Below is a summary of the changes to the material terms of the Loan Agreement. All other material terms of the Loan Agreement remain the same as previously disclosed in connection with the prior Third Amendment.

The Loan Agreement continues to provide for a revolving line of credit of up to $400 million with the ability for ICF to increase the aggregate principal amount incrementally up to $500 million, and a sub-limit of $25 million for Swing Line Loans. The letters of credit sub-limit, however, has been increased in the Loan Agreement from $20 million to $30 million. The Loan Agreement also extended the term of the Loan Agreement from March 14, 2017 to May 16, 2019 (five (5) years from the closing date), at which time all outstanding borrowings must be repaid and all outstanding letters of credit must have been terminated or cash collateralized.

The Loan Agreement removed the requirement that there must be a perfected first lien security interest in substantially all of the assets of the Company’s foreign subsidiaries, both existing and future (now included in the new definition of “Non-Borrower Affiliates”), and replaced it with a first priority perfected security interest in and to sixty-five percent (65%) of such foreign subsidiaries’ issued and outstanding equity. The Loan Agreement also removed the requirement that Company acquisitions must be joined to the Loan Agreement and replaced it with a first priority perfected security interest in and to one hundred percent (100%) of the issued and outstanding equity for domestic entities, and sixty-five percent (65%) of the issued and outstanding equity for foreign entities. A negative pledge is required for non-joined subsidiaries and foreign subsidiaries. The Company is now pre-approved for foreign acquisitions and/or the acquisition of any target to become a Domestic Non-Borrower Affiliate up to an aggregate cash consideration of $50 million in purchase price per 12-month period.

Various baskets and limitations within the Loan Agreement were increased, including the following: (1) the stock repurchase basket increased from $35 million in the aggregate to $75 million in the aggregate, subject to pro forma minimum revolver availability of $25 million and pro forma covenant compliance; (2) the bid bonds and performance bonds basket with respect to the failure of a Borrower or Non-Borrower Affiliate to complete a contractual obligation incurred in the ordinary course of business increased from $10 million in the aggregate to $15 million in the aggregate; (3) other unsecured indebtedness assumed or incurred by any Borrower or Non-Borrower Affiliate increased from $25 million to $50 million with a sub-limit of $25 million for Non-Borrower Affiliates; (4) Permitted Foreign Bank Accounts not subject to a control agreement or blocked account agreement increased from $15 million in the aggregate to $25 million in the aggregate; (5) indebtedness arising from bank guarantees was previously capped at £1,708,444.66, plus an aggregate cap of $10 million that included other guarantees; such indebtedness has been increased to an aggregate cap of $40 million; and (6) intercompany loans, advances and other payments to non-joined entities limited to $10 million in the aggregate with a $2 million sub-limit for Jones & Stokes joint ventures increased to a limit of $50 million in the aggregate with a $5 million aggregate sub-limit for Jones & Stokes joint ventures, with the addition of a $10 million aggregate sub-limit for Excluded Non-Borrower Affiliates that are neither joined nor pledge equity. Flexibility has been expanded by permitting the Company, at its option, to join Non-Borrower Affiliates as Borrowers (thereby avoiding otherwise applicable caps). In addition, several monetary thresholds related to Events of Default were increased to $2 million, including: (1) if the assets or property of any ICF Entity are levied upon, attached, or subject to any enforcement proceeding involving in excess of $2 million (from $500,000) and is not fully bonded or stayed; (2) if any obligations of one or more ICF Entities for the payment of borrowed money which involves amounts, individually or in the aggregate, in excess of $2 million (from $1 million) becomes or is declared to be due and payable prior to its maturity; and (3) if any of certain events occur or exist with respect to any Borrower, any ERISA Affiliate or any employee pension benefit plan, welfare plan or other plan established, maintained or to which contributions have been made by any Borrower or any ERISA Affiliate which could reasonably be expected to result in a Borrower liability in excess of $2 million (from $1 million).

Borrowing is now permitted not just in U.S. dollars, but also in Euros and Sterling Pounds.

“Material Contracts” has been redefined to include contracts over $50 million (as opposed to $25 million).

The description of the Loan Agreement is qualified in its entirety by the full text of the Loan Agreement attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

See the description of Item 1.01 above, which is incorporated herein by reference.

Item 8.01	Other Events

On May 16, 2014, the Company issued a press release announcing the execution of the Loan Agreement. A copy of the release is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

10.1	Fourth Amended and Restated Business Loan and Security Agreement, dated May 16, 2014.

99.1	Press Release, dated May 16, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ICF International, Inc.

Date: May 21, 2014	By:	/s/ James Morgan
James Morgan
Chief Financial Officer

Exhibit Index

Exhibit No.	Document

10.1	Fourth Amended and Restated Business Loan and Security Agreement, dated May 16, 2014.

99.1	Press Release, dated May 16, 2014.